LIMITED POWER OF ATTORNEY

 I, Bruce Besanko, hereby authorize and designate Matthew R. Broad and Susan Wagner-Fleming each acting individually, my true and lawful attorneys in fact, to execute and file with the Securities and Exchange

 Commission and New York Stock Exchange any Form 3, Form 4 and Form 5 under

 Section 16 of the Securities Exchange Act of 1934, from time to time to the extent such execution and filing may be necessary in order to comply with the requirements of Section 16 and the regulations thereunder.

 This instrument shall be interpreted as a limited power of attorney, and the rights and powers granted are expressly limited to the rights and powers described herein.

 The rights and powers granted in this instrument shall remain in full force and effect until I give notice to the attorneys in fact named above, in writing,

 that the power is terminated or 12 months after I cease to be an executive officer of OfficeMax Incorporated.

Dated:   January 16, 2009

_/s/ Bruce Besanko______________

Bruce Besanko